CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS – AMG TRILOGY GLOBAL EQUITY FUND, AMG TRILOGY EMERGING MARKETS EQUITY FUND, AMG TRILOGY EMERGING WEALTH EQUITY FUND & AMG TRILOGY INTERNATIONAL SMALL CAP FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: January 6, 2017	/s/ Jeffrey T. Cerutti
Jeffrey T. Cerutti Principal Executive Officer

CERTIFICATION FILED AS EXHIBIT 12(B) TO FORM N-CSR

Name of Issuer:	AMG FUNDS – AMG TRILOGY GLOBAL EQUITY FUND, AMG TRILOGY EMERGING MARKETS EQUITY FUND, AMG TRILOGY EMERGING WEALTH EQUITY FUND & AMG TRILOGY INTERNATIONAL SMALL CAP FUND

In connection with the Report on Form N-CSR of the above-named issuer that is accompanied by this certification, the undersigned hereby certifies, to his knowledge, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Dated: January 6, 2017	/s/ Donald S. Rumery
Donald S. Rumery Principal Financial Officer